OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Hydril Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

HYDRIL COMPANY
3300 North Sam Houston Parkway East
Houston, Texas 77032-3411

March 26, 2004

Dear Stockholder:

     On behalf of your board of directors and management, you are cordially invited to attend the annual meeting of stockholders to be held at The Omni Houston Hotel, Four Riverway, Houston, Texas 77056, on May 18, 2004 at 10:00 a.m.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope or, if you are a holder of common stock, submit your proxy using the Internet or telephone procedures provided on the proxy card prior to the annual meeting. The proxy is revocable and will not be used if you are present at the meeting and prefer to vote your shares in person.

     You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2003 Annual Report to Stockholders is also enclosed with these materials.

     We appreciate your interest in Hydril, and we look forward to seeing you on May 18, 2004.

Sincerely,

/s/ Christopher T. Seaver

Christopher T. Seaver
President, Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 18, 2004

To the Stockholders of Hydril Company:

     The annual meeting of stockholders of Hydril Company will be held at The Omni Houston Hotel, Four Riverway, Houston, Texas 77056, on May 18, 2003 at 10:00 a.m. The purpose of the meeting is to vote on the following proposals, described in the accompanying proxy statement, and any other business that may properly be presented at the meeting or any reconvened meeting after any adjournment of the meeting:

1)	Election of three directors to serve for a three-year term.

2)	Ratification of the appointment of Deloitte & Touche LLP as Hydril’s independent public accountants for 2004.

     Only stockholders of record at the close of business on March 23, 2004 may vote at the meeting.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please vote by signing, dating and returning the accompanying proxy as soon as possible.

By Order of the Board of Directors

/s/ Chris D. North

Chris D. North
Secretary

March 26, 2004
3300 North Sam Houston Parkway East
Houston, Texas 77032-3411

HYDRIL COMPANY

3300 North Sam Houston Parkway East

Houston, Texas 77032-3411

PROXY STATEMENT

INTRODUCTION

     The Board of Directors of Hydril Company is soliciting proxies to be used at the 2004 annual meeting of stockholders. We expect to mail this proxy statement and the accompanying proxy to stockholders beginning on or about April 8, 2004. The mailing address of Hydril’s principal executive offices is 3300 North Sam Houston Parkway East, Houston, Texas 77032-3411. For a period of ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at Hydril’s executive offices for inspection by stockholders during ordinary business hours for proper purposes.

VOTING PROCEDURES

Who May Vote

     Holders of record of common stock and class B common stock at the close of business on March 23, 2004, the record date, will be entitled to vote their shares at the annual meeting. As of the record date, Hydril Company had 16,153,841 shares of common stock and 6,726,578 shares of class B common stock outstanding. Each share of common stock is entitled to one vote. Each share of class B common stock is entitled to ten votes. The holders of common stock and class B common stock will vote together as a single class on all matters to be considered at the annual meeting, and their votes will be counted and totaled together.

How to Vote

     If you are a stockholder of record, you may vote:

1.	By attending the meeting;

2.	By signing, dating and returning your proxy in the envelope provided; or

3.	If you are a holder of common stock, by submitting your vote using the Internet or telephone procedures provided on the proxy card (those procedures are not available for Class B shares).

If you hold your shares through a bank or broker and wish to attend the annual meeting and vote your shares in person, you must indicate on the voting instruction form provided by your bank or broker your desire to do so and your bank or broker will send you a proxy.

     If you return your signed proxy prior to the annual meeting, your shares will be voted as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from each of the other proposals. If you return your signed proxy card and do not specify how you want to vote your shares, your shares will be voted for each of the proposals set forth in this proxy statement. If any other items of business properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

Proxies Can Be Revoked

     You can revoke your proxy at any time before its exercise in any of the following ways:

1.	By submitting written notice of revocation to the Secretary of Hydril;

2.	By submitting another proxy that is properly signed and later dated; or

3.	By voting in person at the annual meeting.

Required Votes

     The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum. Abstentions are counted as present in determining whether the quorum requirement is satisfied.

     The directors will be elected by a plurality of the votes cast in person or by proxy.

     Ratification of the appointment of the independent accountants will require the affirmative vote of holders of a majority of the votes cast in person or by proxy on the matter. Although abstentions are considered present for quorum purposes, they are not considered as votes cast. Accordingly, abstentions will not affect the outcome of the voting for this matter.

     If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may return the proxy card without voting on that proposal. This is known as a broker non-vote. If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the ratification of the independent auditors even if the broker does not receive voting instructions from you. Accordingly, broker non-votes will have no effect on the quorum requirement or vote on those matters.

     Should any other business come before the meeting, the approval of the holders of a majority of the votes present or represented by proxy at the meeting (as counted for purposes of determining a quorum at the meeting) is required.

Expenses of Solicitation

     The cost of soliciting proxies will be paid by Hydril. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of Hydril without additional compensation, by personal interview, telephone, telegram, or other means of electronic communication. Hydril will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by such entities, and Hydril will, upon the request of such record holders, reimburse reasonable forwarding expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of common stock and class B common stock beneficially owned by:

•	each person or entity known to Hydril to be a beneficial owner of 5% or more of either class of Hydril’s voting securities or having beneficial ownership of voting stock holding 5% or more of the voting power;

•	each of Hydril’s directors or nominees for director;

•	Hydril’s chief executive officer and each of its other named executive officers; and

•	all of Hydril’s executive officers and directors as a group.

     Also set forth below is the percentage such shares represent, of the 22,880,419 total shares of common stock and class B common stock outstanding on March 15, 2004, and the percentage such shares represent of the combined voting power, based on each holder of class B common stock being entitled to ten votes per share and each holder of common stock being entitled to one vote per share. On March 15, 2004, there were 16,153,841 shares of common stock and 6,726,578 shares of class B common stock outstanding. The class B common stock converts into common stock on a one for one basis at the option of the holder. Information regarding the shares beneficially owned is as of March 15, 2004, except with respect to 5% stockholders, which is based on filings made with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares that the holder may acquire within 60 days upon exercise of stock options. As described in the footnotes, voting and/or investment power with respect to shares held by various trusts is shared by some of the named stockholders, and thus those shares are shown as beneficially owned by more than one person.

	Shares		Percentages
	Class B		Combined	Combined
	Common	Common	Outstanding	Voting
	Stock	Stock	Shares	Power
5% Stockholders:
Richard C. Seaver(1)	3,715,574	—	16.24%	44.54%
The Seaver Institute and the Trust under Paragraph VIII of the Will of Frank R. Seaver, Deceased(2)	1,974,650	—	8.63	23.67
Myron E. Harpole(3)	2,136,489	18,600	9.42	25.63
T. Rowe Price Associates, Inc.(4)	—	2,235,000	9.77	2.68
Capital Group International, Inc. and Capital Guardian Trust(5)	—	2,068,810	9.04	2.48
Blanche Ebert Seaver Endowment for Frank R. Seaver College(6)	1,466,424	—	6.41	17.58
Northern Trust Bank of California, N.A.(7)	1,466,424	—	6.41	17.58
Bank of America, N.A.(8)	591,650	—	2.59	7.09
R. Carlton Seaver(9)	528,750	—	2.31	6.34
Trust under Paragraph V of the Will of Frank R. Seaver, Deceased(10)	473,750	—	2.07	5.68
TimesSquare Capital Management, Inc. and CIGNA Corporation(11)	—	858,026	3.75	1.03
Mutuelles AXA and related parties(12)	—	834,917	3.65	1.00

Other Directors and Executive Officers:(13)
Richard A. Archer	6,000	8,054	*	*
Jerry S. Cox	—	12,054	*	*
E. Charles Chauviere III	—	11,600	*	*
Roger Goodan	—	3,980	*	*
Gordon T. Hall	—	980	*	*
Charles E. Jones(14)	—	41,754	*	*
Kenneth S. McCormick	—	5,042	*	*
Chris D. North(15)	—	799	*	*
Neil G. Russell	22,500	13,566	*	*
Christopher T. Seaver	157,500	103,000	1.14	2.01
Patrick T. Seaver	55,275	7,054	*	*
T. Don Stacy	—	17,054	*	*
Lew O. Ward	—	9,654	*	*
All directors and executive officers as a group(16) (14 persons)	241,275	234,591	9.36	22.98

*	Less than 1%

(1)	Richard C. Seaver is Chairman of the Board of Hydril. Of these shares, Richard C. Seaver reports sole voting and dispositive power over 90,000 shares, which are held directly by Richard C. Seaver. Richard C. Seaver reports shared voting and dispositive power over 3,625,574 shares as follows: 1,567,500 shares held by Richard C. Seaver as sole trustee of the Richard C. Seaver Living Trust; 473,750 held by the Paragraph V Trust (see footnote 10); 1,466,424 shares held by the Endowment (see footnote 6); and 117,900 shares are held by Richard C. Seaver as one of three trustees of another trust of which Richard C. Seaver is not a beneficiary. Except for the 90,000 shares held directly by Richard C. Seaver and the 1,567,500 shares held by him as sole trustee of the Richard C. Seaver Living Trust, Richard C. Seaver disclaims beneficial ownership of these shares. Richard C. Seaver is the father of Christopher T. Seaver, President and Chief Executive Officer of Hydril, R. Carlton Seaver (see footnote 9) and Patrick T. Seaver, Vice Chairman of the Board of Hydril. Richard C. Seaver’s business address is 444 South Flower Street, Suite 2300, Los Angeles, California 90071.

(2)	The Seaver Institute is a non-profit corporation for scientific, educational, charitable and religious purposes, and reports sole voting and dispositive power over 446,715 shares. The Seaver Institute and the Trust created under Paragraph VIII of the Will of Frank R. Seaver, Deceased (the “Paragraph VIII Trust”) report that they have shared voting and dispositive power over 1,527,935 shares held by The Seaver Institute as sole trustee under the Paragraph VIII Trust, the beneficiaries of which are various educational and religious institutions. The Board of Directors of The Seaver Institute is currently comprised of 12 individuals, including Richard C. Seaver, Christopher T. Seaver, and Richard A. Archer, each of whom is a director of Hydril, and Martha Seaver and Victoria Seaver Dean, each of who is the daughter of Richard C. Seaver and sister of Christopher T. Seaver and Patrick T. Seaver. Victoria Seaver Dean is also the president of The Seaver Institute. The business address for each of The Seaver Institute and the Paragraph VIII Trust is 11611 San Vicente Blvd., Suite 545, Los Angeles, California 90049.

(3)	Myron E. Harpole reports sole voting and dispositive power over the 18,600 shares of common stock. Myron E. Harpole shares voting and dispositive power over the 2,136,489 shares of class B common stock as follows: 1,466,424 shares are held by him as one of three trustees of the Endowment (see footnote 6); 117,900 shares are held by him as one of three trustees of another trust of which he is not a beneficiary; and 552,165 shares are held by him as the sole trustee of four charitable trusts of which he is not a beneficiary. Mr. Harpole disclaims beneficial ownership of the shares of class B common stock set forth above. Mr. Harpole is one of 12 directors of The Seaver Institute (see footnote 2). Mr. Harpole’s business address is 140 South Lake Avenue, Suite 274, Pasadena, California 91101.

(4)	T. Rowe Price Associates, Inc. reports that it has sole voting power over 416,900 shares and sole dispositive power over 2,235,000 shares. T. Rowe Price Associates, Inc. disclaims beneficial ownership of the shares. The business address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)	Capital Group International, Inc., the parent holding company of a group of investment management companies, including Capital Guardian Trust Company, reports that Capital Group has sole voting power over 1,415,340 of these shares and sole dispositive power over 2,085,610 of these shares. Capital Guardian reports that it has sole voting power over 1,398,548 of these shares and sole dispositive power over 2,068,810 of these shares. Capital Group and Capital Guardian disclaim beneficial ownership of all of these shares. The business address for each of Capital Group and Capital Guardian is 11100 Santa Monica Boulevard, Los Angeles, California 90025.

(6)	The Blanche Ebert Seaver Endowment for Frank R. Seaver College (the “Endowment”) reports that it holds shared voting and dispositive power over these shares. The sole beneficiary of the Endowment is the Frank R. Seaver College of Pepperdine University. Richard C. Seaver and Myron E. Harpole are two of the three trustees of the Endowment (see footnotes 1, 3 and 7). The business address for the Endowment is c/o Northern Trust Bank of California, N.A., 355 South Grand Avenue, Suite 2500, Los Angeles, California 90071.

(7)	Northern Trust Bank of California, N.A. reports that it has shared voting and dispositive power over these shares as one of three trustees of the Endowment (see footnote 6). Northern Trust disclaims beneficial ownership of all of these shares. Northern Trust’s business address is 355 South Grand Avenue, Suite 2500, Los Angeles, California 90071.

(8)	Bank of America, N.A. reports that it has shared voting and dispositive power over these shares. Bank of America, N.A. holds 473,750 shares as one of three trustees under the Paragraph V Trust (see footnote 10) and holds 117,900 shares as one of three trustees of another trust of which it is not a beneficiary. Bank of America, N.A. disclaims beneficial ownership of all of these shares. The business address for Bank of America, N.A. is 2049 Century Park East, Suite 200, Los Angeles, California 90067.

(9)	R. Carlton Seaver reports that he has sole voting and dispositive power over 15,000 shares, and shared voting and dispositive power over 513,750 shares as follows: 7,000 shares are held directly by R. Carlton Seaver’s wife; 33,000 shares are held directly by his children; and 473,750 shares are held by R. Carlton Seaver as one of three trustees of the Paragraph V Trust (see footnote 10). R. Carlton Seaver disclaims beneficial ownership of the 473,750 shares held by him as a trustee under the Paragraph V Trust. R. Carlton Seaver is the son of Richard C. Seaver and brother of Christopher T. Seaver and of Patrick T. Seaver. His business address is 444 South Flower Street, Suite 2300, Los Angeles, California 90071.

(10)	The Trust under Paragraph V of the Will of Frank R. Seaver, Deceased (the “Paragraph V Trust”) reports that it holds shared voting and dispositive power over these shares. The beneficiaries as to principal of this trust are the same educational and religious institutions that are the beneficiaries of the Paragraph VIII Trust (see footnote 2). The income beneficiaries of this trust include Richard C. Seaver, R. Carlton Seaver, Christopher T. Seaver and Patrick T. Seaver and members of their immediate families. Richard C. Seaver and R. Carlton Seaver are two of the three trustees of the Paragraph V Trust (see footnotes 1, 8, and 9). The business address of the Paragraph V Trust is c/o Bank of America, N.A., 2049 Century Park East, Suite 200, Los Angeles, California 90067.

(11)	TimesSquare Capital Management, Inc. and CIGNA Corporation report that they have shared voting power over 680,870 shares and shared dispositive power over 858,026 shares. The business address of TimesSquare Capital Management, Inc. is Four Times Square, 25th Floor, New York, New York 10036. The business address of CIGNA Corporation is One Liberty Place, Philadelphia, Pennsylvania 19192.

(12)	Mutuelles AXA is a group of insurance companies that is the direct or indirect parent of AXA, AXA Financial, Inc., Alliance Capital Management L.P. and The Equitable Life Assurance Society of the United States. Mutuelles AXA, AXA and AXA Financial report that they may be deemed the beneficial owners of 834,917 shares, that they have sole voting power over 722,617 shares and sole dispositive power over 834,917 shares, that Alliance Capital has sole voting power over 657,317 shares and sole dispositive power over 769,617 shares, and that Equitable Life has sole voting and dispositive power over 65,300 shares. Mutuelles AXA and AXA disclaim beneficial ownership of all the shares set forth above. The business address for AXA Assurance and AXA Vie is 370, rue Saint Honore, 75001 Paris, France. The business address for AXA Courtage is 26, rue Louis le Grand, 75002 Paris, France. The business addresses for AXA is 25, avenue Matignon, 75008 Paris, France. The business address for AXA Financial is 1290 Avenue of the Americas, New York, New York 10104.

(13)	The amounts shown for other directors and executive officers include, in some cases, shares held by trusts of which the applicable director is a trustee, and shares held by members of the immediate family of the applicable director or officer. The amounts also include shares that a holder may acquire within 60 days of March 15, 2004 upon exercise of stock options. The amounts of shares shown in the table above under “Shares#Common Stock” include options to acquire shares of common stock within 60 days of March 15, 2004 as follows: Richard A. Archer: 7,054; E. Charles Chauviere: 11,600; Jerry S. Cox: 7,054; Roger Goodan: 980; Gordon T. Hall: 980; Charles E. Jones: 32,400; Kenneth S. McCormick: 2,642; Chris D. North: 799; Neil G. Russell: 13,566; Christopher T. Seaver: 102,000; Patrick T. Seaver: 7,054; T. Don Stacy: 7,054; and Lew O. Ward: 7,054. The amounts of shares shown in the table above under “Shares#Class B Common Stock” includes options to acquire shares of Class B Common Stock within 60 days of March 15, 2004 as follows: Neil G. Russell: 22,500 and Christopher T. Seaver: 32,286.

(14)	The amount of common stock held by Mr. Jones includes 8,654 shares of restricted common stock awarded on June 1, 2004. Mr. Jones has voting power over these shares, but they remain subject to forfeiture until the restricted stock award vests. The award will vest with respect to 60% of the aggregate number of shares on June 1, 2006 and with respect to 20% of the aggregate number of shares on each of June 1, 2007 and June 1, 2008.

(15)	Mr. North serves as Secretary, Controller and Acting Chief Financial Officer. He was appointed Acting Chief Financial Officer effective March 12, 2004.

(16)	The amounts shown for all directors and executive officers as a group do not include shares held by Richard C. Seaver as one of three trustees of three trusts as to which shares he disclaims beneficial ownership. The shares held by these three trusts are included in the amounts set forth for Richard C. Seaver under the caption “5% Stockholders” in the table (see footnote 1).

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Hydril’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of Hydril’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Hydril common stock. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish Hydril with copies of all Section 16(a) forms they file.

     To Hydril’s knowledge, based solely on review of the copies of such reports furnished to it and written representations that such reports accurately reflect all reportable transactions and holdings, during the year ended December 31, 2003, all Section 16(a) reports applicable to its officers, directors and greater than 10% beneficial owners were filed on a timely basis.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

     Hydril’s current restated certificate of incorporation provides that the Board of Directors will consist of not less than five nor more than twelve directors. The current number of directors is ten. The Board of Directors is divided into three classes, designated as Class I, Class II and Class III, with terms expiring in 2004, 2005 and 2006, respectively. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting to serve full three-year terms, or until their successors are elected and qualified. Currently, Class I consists of three directors, Class II consists of four directors and Class III consists of three directors.

     Unless you withhold authority to vote for directors in the proxy, your shares will be voted for the election of the three nominees listed below. The directors will be elected by a plurality of the votes cast in person or by proxy. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons the Board of Directors recommends.

     The Board of Directors recommends that you vote FOR election of each nominee listed below. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

     The terms of office for the three directors in Class I expire at this annual meeting. The independent directors of the Board perform the function of a nominating committee and have recommended to the Board for selection the three nominees listed below for election as Class I directors. If elected, each director will serve until the annual meeting of stockholders in 2007 or until he is succeeded by another qualified director who has been elected. The terms of office of all other directors expire at the annual meeting in 2005 or 2006, as the case may be. During 2003, the Board of Directors held six meetings; the Compensation and Governance Committee met three times; and the Audit Committee met nine times. All directors attended at least 75% of the meetings of the Board of Directors and the committees thereof of which they are members with the exception of Mr. Ward who attended 67% of such meetings. The following biographical information regarding the nominees for director and each director continuing in office is as of March 23, 2004.

Nominees for Class I Directors for a Three-Year Term to Expire in 2007

[PHOTO]	Kenneth S. McCormick, age 53, became a director of Hydril in November 2000. Mr. McCormick has been engaged as an independent investor and advisor since September 1999. From March 1999 to September 1999, he served as Senior Executive Vice President of Metro-Goldwyn-Mayer Inc., and was responsible for strategic development. Prior to joining Metro-Goldwyn-Mayer Inc., Mr. McCormick was a managing director of J.P. Morgan & Co. from 1993 to March 1999 and President of Kleinwort Benson Cross Financing, Inc. from 1984 to 1991.

[PHOTO]	Christopher T. Seaver, age 55, is Hydril’s President, Chief Executive Officer and a director. He has served as President since June 1993, and as Chief Executive Officer and as a director since February 1997. He is a director and the secretary of the Petroleum Equipment Suppliers Association, and a director of the National Ocean Industries Association and the American Petroleum Institute. Prior to joining Hydril, Mr. Seaver was a corporate and securities attorney for Paul, Hastings, Janofsky & Walker, and was a Foreign Service Officer in the U.S. Department of State, with postings in Kinshasa, Republic of Congo and Bogota, Colombia.

[PHOTO]	Lew O. Ward, age 74, became a director of Hydril in March 1997. Since 1981, he has served as Chairman of the Board of Ward Petroleum Corporation, an independent exploration and production company founded by Mr. Ward. From 1981 to 2001, he also served as Chief Executive Officer of Ward Petroleum. Mr. Ward has 45 years of service with Ward Petroleum and its predecessors. He is past Chairman of the Independent Petroleum Association of America and a recipient of its “Roughneck of the Year” award. During 2003, he attended the Stanford University Directors’ Seminar.

Information on Directors Continuing in Office

Class II Directors with Terms Expiring 2005

[PHOTO]	Richard A. Archer, age 76, became a director of Hydril in 1971. Mr. Archer has been primarily engaged as an independent insurance consultant since December 1995. He served as the Chairman of the Board of Directors of Jardine Insurance Brokers, Inc. from 1987 to 1993, and served as Deputy Chairman of Jardine Insurance Brokers, Inc. during 1995. During 2003, he attended the Stanford University Directors’ Seminar.

[PHOTO]	Gordon T. Hall, age 44, became a director of Hydril in March 2002. Mr. Hall served in various positions at Credit Suisse First Boston, an investment banking firm, including Managing Director, Senior Oil Field Services Analyst, co-head of the global energy group and Houston equity branch manager from 1987 until his retirement in February 2002. Currently, he is also a director of Hanover Compressor Company.

[PHOTO]	Richard C. Seaver, age 81, is Hydril’s Chairman of the Board, a position he has held since 1992. Mr. Seaver has served as a director since 1964, as President from 1964 to 1986, and as Secretary and General Counsel from 1957 to 1964.

[PHOTO]	T. Don Stacy, age 70, became a director of Hydril in May 2000. Mr. Stacy served as President and Chairman of the Board of Amoco Eurasia Petroleum Co., an oil and gas exploration and production company, from February 1994 until his retirement in August 1997. Mr. Stacy served as Chairman of Crestar Energy Ltd. from 1992 until 1996. Currently, he is also a director of Agrium Inc. During 2003, he attended the Rice University Directors’ Seminar.

Class III Directors with Terms Expiring 2006

[PHOTO]	Jerry S. Cox, age 53, became a director of Hydril in January 1999. Currently, Mr. Cox is Chairman and President of Cox & Perkins Exploration, Inc., an independent exploration and production company, positions he has held since founding Cox & Perkins in 1976.

[PHOTO]	Roger Goodan, age 58, became a director of Hydril in March 2002. Mr. Goodan served as Vice President of Schlumberger Oilfield Services, a services and technology supplier to the international petroleum industry, until his retirement in December 2001. Mr. Goodan held various executive positions in operations, engineering and finance for Schlumberger Limited from 1973 to 2001, and remains a consultant to Schlumberger. Currently, Mr. Goodan is also a director of The Tribune Company. During 2003, he attended the Stanford University Directors’ Seminar.

[PHOTO]	Patrick T. Seaver, age 53, became a director of Hydril in 1979 and in 2002 became Vice Chairman of the Board of Directors. Since 1985, he has been a partner with the law firm of Latham & Watkins.

Director Independence

     The Board has determined that, except as follows, all of the members of the Board are “independent directors” within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market. Christopher T. Seaver is not considered independent because he is an officer of the Company. Richard C. Seaver and Patrick T. Seaver are not considered independent because they are the father and brother, respectively, of Christopher T. Seaver.

Selection of Nominees for the Board of Directors

Nominating Directors

     The Company has not formed a separate standing nominating committee. Instead, the independent members of the Board of Directors (the “Nominating Directors”) perform the function of a nominating committee, as permitted by the Marketplace Rules of the Nasdaq Stock Market. The Board believes that in light of the size of the Company, creation of an additional committee solely for this purpose is not necessary nor an efficient use of resources, and that vesting the nominating process in the independent directors achieves the same benefits as establishing a standing independent nominating committee. The Nominating Directors do not have a charter. The Nominating Directors have all been found to be independent by the Board for purposes of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market.

Nominations Process and Shareholder Recommendations

     The preliminary determination of the need to add a new member to the Board or to fill a vacancy may be made by the Chairman of the Board, the Chief Executive Officer or another member of the Board. Once any of these individuals has made such a preliminary determination, the Nominating Directors then further evaluates the need for a new member and, if they concur that a new member is needed, they evaluate the specific needs of the Board as it is then constituted and identify qualities that the candidate should possess. The Nominating Directors then initiate a search for candidates, keeping the Board informed of progress during the search process.

     The Nominating Directors solicit ideas for potential Board candidates from a number of sources including members of the Board of Directors, executive officers of the Company, individuals personally known to the members of the Board of Directors, and research. In addition, the Nominating Directors’ policy is that they will consider candidates for the Board recommended by shareholders. Any such recommendations should include the candidate’s name and qualifications for Board membership and should be submitted in writing to the Corporate Secretary of Hydril at Hydril Company, 3300 North Sam Houston Parkway East, Houston, Texas 77032-3411. The Nominating Directors will consider all candidates identified through the processes described above, and will evaluate each of them on the same basis.

     In addition, the Bylaws of the Company permit shareholders to nominate persons for election to the Board at an annual shareholders meeting, without regard to whether the shareholder has submitted a recommendation to the Nominating Directors as to such nominee. To nominate a director using this process, the shareholder must follow the procedures described under “Additional Information.”

     Once the Nominating Directors have identified a prospective nominee or nominee(s), the Nominating Directors will evaluate the candidate and determine, in each case, whether there is sufficient interest in the candidate to interview the candidate. If an interview is determined to be warranted, the Nominating Directors will recommend that the Chairman of the Board, the Chief Executive Officer and at least one of the Nominating Directors, and one or more other members of the Board, as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview process, the Nominating Directors will consider whether to recommend one or more candidates to the full Board of Directors as persons who should be nominated to the Board of Directors and if so, to make such recommendation. The Board of Directors selects the appointees or nominees after considering the recommendation of the Nominating Directors.

Shareholder Communication with the Board of Directors

     Shareholders may communicate with the Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the shareholder, to one or more specific directors, in care of the Secretary of the Company to: Corporate Secretary, Hydril Company, 3300 North Sam Houston Parkway East, Houston, Texas 77032-3411. Shareholders also have the opportunity to communicate with Board members at the annual meeting. Nine of the 10 Board members were present at the 2003 annual meeting of shareholders.

     The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Shareholders who wish to submit a complaint under these procedures should submit the complaint in writing to: Internal Audit Manager, Hydril Company, 3300 North Sam Houston Parkway East, Houston, Texas 77032-3411.

Committees of the Board of Directors

     Hydril’s Board of Directors has an Audit Committee and a Compensation and Governance Committee.

     The Audit Committee consists of Messrs. McCormick (Chairman), Archer, Cox and Hall, each of whom has been determined to be independent pursuant to Marketplace Rules 4200(a)(15) and 4350(d)(2)(A) of the Nasdaq Stock Market. The Audit Committee:

•	is directly responsible for the appointment, compensation, retention and oversight of the independent auditors;

•	preapproves all auditing and permitted non-audit services provided by the independent auditors;

•	reviews the independence of the independent auditors;

•	reviews Hydril’s annual audited financial statements prior to publication, discusses the results of the audit with management and the independent auditors and recommends to the Board whether those statements should be included in the Company’s Form 10-K;

•	discusses with management and the independent auditors the design, quality and adequacy of Hydril’s internal controls over financial reporting;

•	reviews the planned scope of the internal audit, significant reports to management prepared by the internal auditing department and the appointment or dismissal of the internal audit manager;

•	prepares a report to shareholders to be included in the annual proxy statement;

•	reviews and approves any related party transactions for potential conflicts of interest (as defined by the Marketplace Rules); and

•	establishes and oversees procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     The Board of Directors adopted a new Hydril Company Audit Committee Charter in March 2004, which is included as Annex A to this proxy statement.

     The Board has determined that several members of the Audit Committee are “audit committee financial experts” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission, including the chairman of the Audit Committee, Kenneth S. McCormick whose relevant experience is described in his biography earlier in this proxy statement.

     The Compensation and Governance Committee consists of Messrs. Stacy (Chairman), Archer, Goodan and Ward. The Compensation and Governance Committee:

•	reviews and determines the compensation and benefits of Hydril’s executive officers;

•	reviews and approves compensation for nonemployee members of the Board;

•	administers Hydril’s incentive compensation programs, including those providing for awards of stock, stock option or other equity based compensation;

•	reviews management succession planning and development;

•	prepares a report to shareholders on Hydril’s executive compensation to be included in the annual proxy statement; and

•	oversees the establishment and fulfillment of corporate governance standards, including determination of the independence of outside directors, development of Corporate Governance Guidelines including a Code of Conduct for the Board and assessment of Board and Committee performance and determine appropriateness of Board member training and education.

Compensation Committee Interlocks and Insider Participation

     None of Hydril’s executive officers has served as a member of a compensation committee or Board of Directors of any other entity which has an executive officer serving as a member of Hydril’s Board of Directors.

Compensation of Directors

     As Chairman of the Board, Mr. Richard C. Seaver is regarded as an employee of Hydril and was paid $125,000 by Hydril in 2003. Directors who are employees of Hydril receive no additional compensation for serving on the Board of Directors. Hydril’s nonemployee directors receive an annual retainer of $28,000. Nonemployee directors who serve as chairman of a Board committee receive an additional $10,000 annually for serving in that capacity. Nonemployee directors also receive a fee of $1,000 per day for attendance at each Board of Directors’ meeting and $1,000 per day for attendance at each committee meeting. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as directors.

     As amended effective May 20, 2003, the Hydril Company 2000 Incentive Plan provides that the automatic annual nonqualified stock option award to each nonemployee director be for 3,000 shares of common stock. Accordingly, following the 2003 annual meeting of stockholders, each nonemployee director was awarded an option under the Hydril Company 2000 Incentive Plan for 3,000 shares of common stock at an exercise price of $27.17 per share. Options granted to nonemployee directors under the Hydril Company 2000 Incentive Plan have an exercise price per share equal to the fair market value as of the date of grant, a term of ten years, are fully vested upon the completion of one year of service as a nonemployee director and are exercisable in cumulative annual installments of one-third each, beginning on the first anniversary of the date of grant. The stock option agreements for all of the outstanding options awarded to nonemployee directors under the Hydril Company 2000 Incentive Plan provide that all such options become fully vested upon the termination of a director’s status as a member of the Board in connection with a change in control, as determined by the Board.

AUDIT COMMITTEE REPORT

     Management is responsible for Hydril’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Hydril’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The responsibility of the Audit Committee of the Board of Directors is to review Hydril’s financial reporting process on behalf of the Board of Directors.

     The Audit Committee has reviewed and discussed Hydril’s audited consolidated financial statements as of and for the year ended December 31, 2003 with the management of Hydril. Management represented to the Audit Committee that Hydril’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. In addition, the Audit Committee has discussed with Hydril’s independent auditors, Deloitte & Touche LLP, the matters required to be discussed pursuant to statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP its independence.

     Based on the review, discussions, written disclosures and letter described in the immediately preceding paragraph, the Audit Committee recommended to Hydril’s Board of Directors that the audited financial statements as of and for the year ended December 31, 2003 be included in Hydril’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Kenneth S. McCormick, Chairman
Richard A. Archer
Jerry S. Cox
Gordon T. Hall

     Pursuant to SEC Rules, the foregoing Audit Committee Report is not deemed “filed” with the SEC and is not incorporated by reference into Hydril’s Annual Report on Form 10-K.

COMPENSATION OF EXECUTIVE OFFICERS

     Set forth in this section is information regarding the compensation of Hydril’s Chief Executive Officer and the other four most highly compensated executive officers of Hydril.

Summary Compensation Table

     The following table provides information about the compensation of Hydril’s Chief Executive Officer and its other executive officers for services rendered in all capacities in 2001, 2002 and 2003.

Summary Compensation Table

						Long-Term
	Annual Compensation					Compensation
							Shares
					Other	Restricted	Underlying
Name and					Annual	Stock	Options	All Other
Principal Position	Year	Salary		Bonus	Compensation	Awards(1)	(Shares)(2)	Compensation(3)
Christopher T. Seaver	2003	$350,000		$175,000	—	$356,070	35,000	$47,012
President and Chief Executive	2002	310,008		350,000	—	—	30,000	54,358
Officer	2001	275,180		320,000	—	—	96,000	33,894

Charles E. Jones	2003	239,583		120,000	—	237,033	10,000	16,530
Executive Vice President and	2002	205,000		140,000	—	—	12,000	21,161
Chief Operating Officer	2001	191,942		133,000	75,000 (4)	—	30,000	16,941

Neil G. Russell	2003	242,000	(5)	100,000	—	153,384	15,300	16,938
Senior Vice President – Premium	2002	225,500	(5)	120,000	—	—	12,000	21,413
Connections and Senior Vice	2001	201,561	(5)	85,500	—	—	30,000	11,002
President – Business
President Development

Michael C. Kearney(6)	2003	187,500		14,063	—	136,950	13,000	21,031
Vice President – Finance and	2002	183,504		81,430	—	—	11,000	23,648
Chief Financial Officer	2001	176,101		83,125	—	—	25,000	18,100

E. Charles Chauviere III(7)	2003	149,134		60,000	—	71,214	7,580	10,584
Vice President – Pressure Control

(1)	All grantees, except Mr. Jones, received awards of restricted stock units which automatically convert into common stock on a one-to-one basis upon vesting. Mr. Jones’ award provides for the actual issuance of restricted shares of common stock initially and held subject to forfeiture in accordance with the vesting provisions. Awards were made in June 2003 in the following amounts: Mr. Seaver: 13,000 shares; Mr. Jones: 8,654 shares; Mr. Russell: 5,600 shares; Mr. Kearney: 5,000 shares; and Mr. Chauviere: 2,600 shares. Amounts set forth in the table are the value of these restricted shares based on the closing price of Hydril’s common stock on May 30, 2003, the business day immediately preceding the date of grant. The awards granted to Mr. Seaver, Mr. Jones, Mr., Kearney and Mr. Chauviere will vest with respect to 60% of the aggregate number of shares subject to the award on June 1, 2006 and with respect to an additional 20% of the aggregate number of shares subject to the award on each of June 1, 2007 and June 1, 2008. The award granted to Mr. Russell will vest with respect to 25% of the aggregate number of shares subject to the award on each of June 1, 2004, June 1, 2005, June 1, 2006, and June 1, 2007.

If actual shares had been issued at grant for all of the awards made in 2003, the number and value (based on the closing stock price) of restricted shares held by the individuals named above as of December 31, 2003 would have been as follows: Christopher T. Seaver: 13,000 shares and $312,130; Charles E. Jones: 8,654 shares and $207,783; Neil G. Russell: 5,600 shares and $134,456; Michael C. Kearney: 5,000 shares and $120,050; and Charles E. Chauviere: 2,600 shares and $62,426.

(2)	The options granted are for the purchase of the number of shares of common stock set forth above.

(3)	All Other Compensation in 2003 consists of the following amounts paid by Hydril:

		Contributions to	Life	Long-term	Contributions to
	Contributions	Retirement	insurance	disability	Restoration
	to 401(k)	Plan(a)	premiums	premiums	Plan(b)
Christopher T. Seaver	$6,000	$11,671	$818	$331	$28,192
Charles E. Jones	4,138	6,000	560	444	5,388
Neil G. Russell	2,623	12,569	521	331	894
Michael C. Kearney	5,344	9,797	452	444	4,994
E. Charles Chauviere III	5,080	4,233	357	444	470

(a)	The contributions consist of contributions by Hydril under the retirement plan element of the Hydril Company Savings Plan. The retirement plan element was added in an amendment and restatement of the Savings Plan. In connection therewith, effective December 31, 2001, Hydril’s defined benefit retirement plan, covering substantially all of its U.S. employees, was frozen.

(b)	Effective April 1, 2001, Hydril implemented the Hydril Company Restoration Plan, a nonqualified, deferred compensation arrangement for a select group of management or highly compensated employees. Under the terms of the plan, participants can defer up to 15% of their regular base pay and 100% of bonuses that would otherwise be paid in cash. Amounts so deferred are included in the amounts set forth in the table above under “Salary” and “Bonus,” as applicable. Additionally, the plan allows participants to retain the benefits to which they would have been entitled under the Hydril Company Savings Plan but for the federally mandated limits on these benefits or on the level of salary on which these benefits may be calculated. The amounts contributed to the plan by Hydril in order to restore such benefits are included under “All Other Compensation.”

(4)	$75,000 was paid to Mr. Jones in March of each of 1999, 2000 and 2001 pursuant to an agreement between Hydril and Mr. Jones to compensate him for the value of stock options granted by his prior employer which he forfeited upon leaving its employ.

(5)	The amounts include a foreign service premium of $18,324 in 2001, $20,500 in 2002 and $22,000 in 2003.

(6)	Mr. Kearney resigned as Vice President-Finance and Chief Financial Officer effective March 12, 2004.

(7)	Mr. Chauviere became an executive officer of Hydril on June 1, 2003. All compensation paid by Hydril to Mr. Chauviere in all capacities during 2003 is reflected in the amounts set forth above.

Option Grants in 2003

     Effective June 1, 2003 options with an exercise price equal to the fair market value of the common stock on the date of grant were granted to the named executive officers as set forth in the following table. The options are exercisable for common stock and were granted under the Hydril Company 2000 Incentive Plan.

Option Grants in 2003

	Individual Grants(1)
	Number of Securities
	Underlying	Percent of Total	Exercise		Grant Date
	Options Granted	Options Granted to	Price	Expiration	Present Value
Name	(shares)	Employees in 2003	(Per Share)	Date	(Per Share)(2)
Christopher T. Seaver	31,319	15%	$27.17	6/13	$13.13
Christopher T. Seaver	3,681	2%	29.88	6/08	12.40
Charles E. Jones	10,000	5%	27.17	6/13	13.13
Neil G. Russell	15,300	7%	27.17	6/13	13.13
Michael C. Kearney	13,000	6%	27.17	6/13	13.13
E. Charles Chauviere III	7,580	4%	27.17	6/13	13.13

(1)	The options granted to the executive officers vest ratably over five years beginning on June 1, 2004.

(2)	The grant date present value per share of options granted was estimated as of the date of grant using the Black Scholes option-pricing model and the following assumptions: dividend yield—0%; expected volatility—49.83%; risk-free interest rate—2.75%; and expected life in years—5.5.

Option Exercises During 2003 and Option Values at December 31, 2003

     The following chart shows the shares acquired upon the exercise of options by the named executive officers during the year ended December 31, 2003 and the aggregate value realized. Options were exercised for the purchase of both common stock and class B common stock during 2003. In addition, the number of shares of common stock and class B common stock represented by outstanding stock options held by each of the named executive officers as of December 31, 2003, is set forth, as well as the value of any “in-the-money” options.

Option Exercises in 2003 and
December 31, 2003 Option Values

			Number of Shares Underlying		Value of Unexercised In-the-
	Shares Acquired on		Unexercised Options at		Money Options at
		Value	December 31, 2003		December 31, 2003(2)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher T. Seaver	65,000	$1,261,060	155,643	155,000	$1,608,110	$511,923
Charles E. Jones	55,000	1,267,444	32,400	49,600	183,000	169,350
Neil G. Russell	10,834	90,519	36,066	52,900	507,687	155,330
Michael C. Kearney	43,500	678,998	9,200	46,800	33,145	141,125
E. Charles Chauviere III	—	—	11,600	21,980	64,788	62,132

(1)	In the case of shares of class B common stock received upon exercise and immediately converted into shares of common stock and sold, the amount set forth as the Value Realized represents the difference between the exercise price for the shares of class B common stock that were received following exercise and the sales price for the shares of common stock received upon conversion of such shares of class B common stock. In the case of shares of class B common stock that were not so immediately converted and sold, and were instead held following exercise, the Value Realized represents the difference between the exercise price per share of class B common stock and the closing price of a share of common stock. The class B common stock is not publicly traded; accordingly prices for the common stock were used to determine Value Realized.

(2)	The value of each unexercised in-the-money stock option (whether for the purchase of shares of common stock or shares of class B common stock) is calculated as the difference between the closing price of the common stock on December 31, 2003 of $24.01 and the exercise price of the option.

Defined Benefit Pension Benefits

     The Hydril Company Retirement Plan, a defined benefit plan, was frozen effective December 31, 2001, in connection with Hydril’s amendment and restatement of the Hydril Company Savings Plan to provide for a defined contribution retirement plan. No additional benefits will accrue under the Hydril Company Retirement Plan. On a single life annuity basis, the monthly retirement benefits, net of the social security offset, for the named executive officers participating in the Hydril Company Retirement Plan will be: Mr. Seaver, $3,229; Mr. Jones, $2,457; Mr. Kearney, $674; and Mr. Chauviere, $397. As a result of his prior foreign posting, Mr. Russell participates instead in the Hydril U.K. Pension Plan. The Hydril U.K. Pension Plan was frozen effective July 31, 2003, in connection with the adoption of a defined contribution plan. No additional benefits will accrue under the Hydril U.K. Pension Plan. On a single life annuity basis, the monthly retirement benefits, net of the social security offset, for Mr. Russell will be £3,729 (approximately $6,886 as of March 23, 2004).

Change in Control Arrangements

     Hydril has entered into change in control agreements with each of Christopher T. Seaver, Charles E. Jones, E. Charles Chauviere, Neil G. Russell and Michael C. Kearney. Any differences between the terms of Mr. Seaver’s change in control agreements and those of Mr. Jones, Mr. Chauviere, Mr. Russell and Mr. Kearney are noted below. These agreements are in effect through December 31, 2004. Under the agreements, as amended, if prior to such expiration of the agreement, the executive’s employment is terminated by Hydril without cause or by him for good reason after a change of control has occurred, he is entitled to:

•	payment of his full base salary through the date of termination at the rate in effect when notice of termination is given, plus all other amounts to which he is entitled under any compensation plan when such payments are due;

•	payment of a lump sum equal to the sum of 200% of his annual salary as in effect as of his termination date or immediately prior to the change in control, whichever is greater, plus 200% of his prior three year’s average annual bonuses; Mr. Seaver is entitled to payment of a lump sum equal to the sum of 290% of his annual salary as in effect as of his termination date or immediately prior to the change in control, whichever is greater, plus 290% of his prior three years’ average annual bonuses;

•	payment of all legal fees and expenses incurred by him as a result of his termination, including fees and expenses incurred in contesting termination or in seeking to enforce any right or benefit provided by the agreement; and

•	provisions of life, disability, accident and group health insurance benefits, for two years after his termination, substantially similar to those that he was receiving immediately prior to his termination; Mr. Seaver is entitled to provisions of life, disability, accident and group health insurance benefits, for 35 months after his termination, substantially similar to those that he was receiving immediately prior to his termination.

     For two years after a termination of employment that entitles the executive to the above benefits, the terminated officer shall not, directly or indirectly, disclose to others or use any of Hydril’s confidential information nor solicit, recruit or hire any of its employees.

     The stock option agreements for all of the outstanding options awarded to employees under the Hydril Company 2000 Incentive Plan provide that all such options become fully exercisable upon a change in control, as defined in the agreements. Outstanding stock options under the Hydril Company 1999 Stock Option Plan have all vested in accordance with their terms under the stock option agreements. The agreements for all of the restricted stock and restricted stock units awarded to employees under the Hydril Company 2000 Incentive Plan provide that all such awards vest fully upon a change of control, as defined in the agreements.

Employment Agreement

     In October 2002, Hydril entered into an employment agreement with Neil G. Russell. The employment agreement provides that Mr. Russell’s employment is at will and that the agreement shall not be construed as a contract of employment. The agreement sets forth the compensation he will receive to the extent he remains employed during the term of the agreement. Under the agreement, through January 31, 2005 or such lesser time as Mr. Russell is employed, he will receive a base salary of at least $17,083 per month (and is eligible for annual increases in base salary), a foreign service premium equal to 10% of his base salary (part of which is used to pay amounts required under the U.K. Pension Plan and his United Kingdom social taxes), use of a company vehicle, tax preparation assistance for the years 2002 and 2003 and other benefits related to foreign service. In accordance with the terms of the agreement, on January 31, 2004 the supplemental service awarded to Mr. Russell under a prior amendment to the U.K. Pension Plan became immediately vested.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides certain information with respect to all of Hydril’s equity compensation plans in effect as of December 31, 2003.

	(a)		(b)		(c)
Number of securities
remaining available
for future issuance
under equity
	Number of securities to		Weighted average		compensation plans
	be issued upon exercise		exercise price of		(excluding securities
	of outstanding options,		outstanding options,		reflected in column
Plan Category	warrants and rights		warrants and rights(1)		(a))
		Class B		Class B		Class B
	Common	Common	Common	Common	Common	Common
	Stock(2)	Stock	Stock	Stock	Stock(3)	Stock
Equity compensation plans approved by security holders(4).	1,339,708	76,143	$21.11	$4.37	667,549	None

Equity compensation plans not approved by security holders.	None	None	None	None	None	None

Total	1,339,708	76,143	$21.11	$4.37	667,549	None

(1)	Excludes restricted stock awards.

(2)	Includes 75,254 shares that may be issued pursuant to previously made restricted stock unit awards, subject to and upon vesting of the awards. In general, Hydril does not issue restricted shares prior to vesting.

(3)	The amount shown represents (i) 501,359 shares of common stock available for grant pursuant to awards of stock, as well as stock options or stock appreciation rights, under the Hydril Company 2000 Incentive Plan and (ii) 166,190 shares of common stock available for use under the Hydril Company Employee Stock Purchase Plan.

(4)	The shares of common stock set forth above relate to the Hydril Company 2000 Incentive Plan and the Hydril Company Employee Stock Purchase Plan. The shares of class B common stock set forth above relate to the Hydril Company 1999 Stock Option Plan, which has been amended to provide that no further awards may be made thereunder. Each share of class B common stock is convertible into one share of common stock at the option of the holder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights Agreement

     Hydril entered into a registration rights agreement in connection with its public offering in September 2000 with, among others, The Seaver Institute, the Trust under Paragraph VIII of the Will of Frank R. Seaver, Deceased, the Trust under Paragraph V of the Will of Frank Seaver, Deceased, the Blanche Ebert Seaver Endowment for Frank R. Seaver College, and Richard C. Seaver Living Trust. The registration rights terminate 210 days after September 26, 2005.

     Demand Registrations. The stockholders party to the registration rights agreement can demand that Hydril file a registration statement for the purpose of selling their common stock in an underwritten offering. Hydril is not required to file more than one demand registration statement in any 12 month period or file more than three demand registration statements in total prior to the termination of the agreement (one of which occurred in 2001). Hydril is not required to file a demand registration statement unless the shares to be registered have a value of at least $50 million.

     Shelf Registrations. Each stockholder party to the registration rights agreement can request the registration of their shares for the nonunderwritten offering and sale on a delayed or continuous basis on two occasions. Hydril is not required to file a shelf registration statement unless the shares to be registered have a value of at least $15 million. Hydril is not required to effect a shelf registration within 90 days of the effective date of a piggyback or demand registration statement filed under the registration rights agreement and is not required to keep a shelf registration statement effective for more than 90 days. The shelf registration rights are available only if Hydril is eligible to use a Form S-3 registration statement.

     Piggyback Registrations. The stockholders party to the registration rights agreement also have piggyback registration rights if Hydril proposes to file a registration statement with respect to an underwritten offering of common stock for cash for its own account. This means that, upon the request of these stockholders, Hydril must register their shares under its registration statement.

     General. The registration rights agreement provides that, in the case of demand and piggyback registrations, the number of shares of common stock that must be registered on behalf of stockholders is subject to limitation if the managing underwriter determines that market conditions require such a limitation. In the case of each of the demand and shelf registration provisions, Hydril may delay the filing or effectiveness of the registration statement one time in any twelve-month period for 90 days if in the good faith judgment of the Board of Directors such filing or effectiveness would be detrimental to Hydril and its stockholders. If Hydril has fixed plans to file a registration statement within 90 days of a request for demand or shelf registration, Hydril may delay initiating such demand or shelf registration until 90 days after the effectiveness of its planned registration statement. In the case of shares registered under a shelf registration statement, if Hydril determines that the distribution of such shares would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving Hydril or its subsidiaries or would require premature disclosure of such transaction, Hydril may require the suspension of sales of such shares under the registration statement for a reasonable period of time not to exceed 60 days. The stockholders party to the registration rights agreement may not demand the registration of more than 50% of their shares under a demand or shelf registration statement prior to the first anniversary of the expiration of the 210 day lock-up.

     The registration rights agreement sets forth customary registration procedures. Under the registration rights agreement, Hydril is required to pay all expenses incident to its performance or compliance with the registration rights agreement, including all registration, listing and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees and expenses of its counsel and public accountants, fees and disbursements of one counsel for the selling holders, but excluding underwriting commissions and discounts with respect to shares of common stock sold by stockholders. The registration rights agreement contains customary indemnification and contribution provisions by Hydril for the benefit of the selling stockholders and any underwriters. Each selling stockholder has agreed to indemnify Hydril and any underwriter solely with respect to information provided by the stockholder, with such indemnification being limited to the net proceeds from the offering received by the stockholder.

Other

     Patrick T. Seaver is a partner in Latham & Watkins, a law firm based in Los Angeles, California, that represented Hydril from time to time in the past in connection with various matters. Latham & Watkins has not represented Hydril on any matters since at least January 1, 2004 and is not expected to provide services in the future.

     Hydril pays the rent under a sublease of office space for use by the Chairman of the Board. The sublease is between the Chairman of the Board and R. Carlton Seaver, the son of the Chairman of the Board and the brother of Christopher T. Seaver and Patrick T. Seaver. In addition to the office space, the sublease includes secretarial and paralegal services, postage and photocopying, internet access, phone service and other administrative services at no additional cost. The sublease requires rental payments which increase annually, ranging from $4,600 to $5,500 monthly. For 2003, the total rent was $57,400. The Company believes that the terms of the sublease are at least as favorable to the Chairman of the Board as could be obtained from unaffiliated third-parties in arm’s length negotiations. The sublease terminates on January 31, 2007.

COMPENSATION COMMITTEE REPORT

     Compensation Philosophy. Hydril’s executive compensation program is designed to attract, motivate and retain the executive talent that Hydril needs in order to maximize its return to stockholders. To this end, Hydril’s executive compensation program provides appropriate compensation levels and incentive pay that varies based on corporate, business segment and individual performance.

     Base salary, annual incentives (in the form of cash bonuses), and long-term equity-based incentives, are the primary elements of compensation provided to Hydril’s executives. Variable performance-based incentive pay is emphasized because the primary compensation program objective is to reward executives for maximizing long-term returns to stockholders.

     For 2003, the Compensation Committee determined the salaries and bonuses of all executive officers including the CEO, as well as awards to officers and employees of stock options and restricted stock under the Hydril Company 2000 Incentive Plan.

     Base Salary. Base salaries of executive officers are designed to generally be competitive with executive salary levels at comparable organizations. Comparable salary information and information provided by third party experts are factors considered in determining the base pay for Hydril’s executive officers. Base salary levels are also based on each individual executive’s performance over time, experience, potential future contribution, role and responsibilities. Consequently, executives with higher levels of sustained performance over time and/or executives assuming greater responsibilities are paid correspondingly higher salaries. Individual performance assessment is subjective and no specific performance formula or weighting of these or other factors is used in determining base salary levels.

     Base salaries of executive officers for 2003, including that of the CEO, were reviewed by the Compensation Committee in March 2003. The Compensation Committee considered the recommendations of the CEO, individual factors referenced in the above and comparable industry data provided by a third party executive compensation consultant. On the basis of its review, the Compensation Committee increased base salaries for executive officers on average 5.5% and the increases were made effective on January 1, 2003. Executive salaries will be reviewed periodically by the Compensation Committee based on a variety of factors, including individual performance and general levels of market salary increases.

     Effective January 1, 2003, Mr. Seaver’s base salary as CEO of Hydril was increased from $310,008 to $350,000 based on a review of market salaries for comparable companies and on the individual performance indicators described above as reviewed and approved by the Compensation Committee.

     Annual Cash Incentive Compensation. Annual incentive compensation takes the form of bonuses paid in cash. Bonus opportunities are expressed as a percent of base salary and are designed to generally be competitive with executive bonus levels at comparable companies. The amount that an executive may earn is directly dependent on the individual’s position, responsibility and ability to impact Hydril’s financial success. For executive officers other than the CEO, bonus amounts for 2003 were determined by the level of achievement in three areas: (a) Hydril’s consolidated operating income, (b) operating income of the officer’s business segment and (c) individual strategic objectives. For 2003, bonuses could range from 0% to 90% of base salary depending upon the level of achievement in relation to a range of targets in each of the three areas. If the primary target objective was attained in each of the three areas, the bonus payable would be equal to 60% for the Chief Operating Officer and 50% of base salary for the three other executives. If primary target objectives were not attained in all three areas, but minimum target objectives were attained in one or more areas, bonuses would be payable in smaller amounts. For 2003, neither Hydril’s primary nor minimum consolidated operating income targets were achieved. One segment achieved its primary target objective, while the other did not achieve its minimum target objective. Levels of achievement of individual strategic objectives varied. As a result of the level of achievement in these three areas, executives, other than the CEO, received bonuses ranging from 7.5% to 48% of their 2003 base salaries.

     For 2003, the CEO’s bonus was determined by the level of achievement in three areas: (a) Hydril’s consolidated operating income, (b) operating income of the business segments and (c) strategic objectives attained by Hydril. If target objectives were attained in the three areas, the bonus payable would be equal to 75% of base salary. For 2003, his bonus could range from 0% to 113% of base salary depending on the level of achievement in relation to a range of targets in each of these three areas. For 2003, neither Hydril’s primary nor minimum consolidated operating incomes were achieved. The primary targets for segment operating income were achieved by one segment but not the other. Mr. Seaver accomplished the primary strategic objectives for 2003. As a result of the level of achievement in these areas, Mr. Seaver received a bonus of 50% of base salary for 2003.

     Long-term Equity-based Compensation. Prior to Hydril’s initial public offering, stockholders approved the Hydril Company 2000 Incentive Plan. Stock options and restricted stock granted under the incentive plan are the primary long-term incentive awards to be used by Hydril. The purposes of the incentive plan are to advance Hydril’s interests and the interests of its stockholders by providing a means to attract, retain, and reward eligible employees and directors. In addition, the plan enables eligible employees and directors to acquire or increase a proprietary interest in Hydril, thereby promoting a closer identity of interests between such persons and Hydril’s stockholders. Relevant factors in the determination of grants of options and restricted stock include data regarding equity awards at comparable companies and recommendations of the CEO and his management team. Stock options granted in 2003 to executive officers vest ratably over five years beginning on the first anniversary of the date of grant. The exercise price of the stock options was equal to at least the fair market value of the common stock on the date of the grant; accordingly, executives receiving stock options are rewarded only if the market price of the common stock appreciates. The majority of restricted stock awards granted to executive officers in 2003 vest, and the applicable shares issue, 60% on the third anniversary of the date of grant and 20% on each of the fourth and fifth anniversaries. The restricted stock awards are designed to encourage executive officers to retain an ownership interest in the Company, to align their interests with those of shareholders and to reward increases in the Company’s share price over time.

     In June 2003, Hydril granted the CEO options to purchase 35,000 shares of common stock and a restricted stock award for 13,000 shares of common stock, which will be issued upon vesting. Hydril granted options to purchase an aggregate of 43,200 shares of common stock and restricted stock awards for an aggregate of 21,054 shares to the other executive officers. The numbers of shares subject to options and restricted stock awards granted to executive officers were determined based on the executive’s performance over time, experience, role and responsibilities.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company’s CEO and each of its other four most highly compensated executive officers. All options granted in 2003 under the Company’s 2000 Incentive Plan will qualify for an exemption from the application of Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable thereto. In the future, the Compensation Committee will seek to qualify compensation for deductibility in instances where it believes that to be in the best interests of the Company but retains the discretion to authorize the payment of nondeductible amounts.

     This report is furnished by the Compensation Committee of the Board of Directors.

T. Don Stacy (Chairman)
Richard A. Archer
Roger Goodan
Lew O. Ward

STOCK PERFORMANCE GRAPH

     The following performance graph compares the cumulative stockholder return on the common stock to the cumulative total return of the Philadelphia Oil Service Sector Index (“OSX”) and the Standard & Poor’s 500 Stock Index (“S&P 500”). The graph assumes that the value of the investment in the common stock and each index was $100.00 at the initial point of each graph and that all dividends were reinvested. The reported closing prices for September 27, 2000 and the last trading day of each subsequent calendar quarter are utilized for purposes of determining the cumulative total returns.

Cumulative Total Returns

September 27, 2000 to December 31, 2003
Assumes Initial Investment of $100

	09/00	12/00	3/01	6/01	9/01	12/01
Hydril	$100	$86.20	$112.27	$111.76	$68.37	$86.53
OSX	100	95.33	87.59	75.97	49.98	66.57
S&P 500	100	92.55	81.34	85.83	72.97	80.48

	3/02	6/02	9/02	12/02	03/03	06/03	09/03	12/03
Hydril	$119.61	$131.53	$122.11	$115.68	$122.90	$131.09	$100.27	$117.84
OSX	78.24	70.02	58.30	66.23	65.79	70.76	66.975	71.77
S&P 500	80.43	69.38	57.15	61.67	60.53	68.43	69.816	77.94

     The price to the public of the shares of common stock sold in Hydril’s initial public offering, which commenced on September 27, 2000, was $17.00 per share. The initial point of the graph is September 27, 2000, the first date that Hydril’s common stock was listed for quotation on the Nasdaq National Market, on which date the reported closing price per share of Hydril common stock, the amount used for purposes of the table above, was $20.38. The reported closing price per share of Hydril’s common stock on December 31, 2003 (the last trading day of the year 2003) was $24.01, an increase of 41% over the initial public offering price.

     Pursuant to SEC Rules, the foregoing Compensation Committee Report and Stock Performance Graph are not deemed “filed” with the SEC and are not incorporated by reference into Hydril’s Annual Report on Form 10-K.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

(Item 2 on Proxy Card)

     The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Deloitte & Touche LLP as independent public accountants to conduct an audit of Hydril’s financial statements for the year 2004 and to render other services as required of them. This firm or one of its predecessors has acted as independent public accountants to Hydril for over 25 years. Representatives of Deloitte & Touche LLP will attend the annual meeting, will be available to respond to questions by stockholders and will have an opportunity to make a statement regarding Hydril’s financial statements if they desire to do so.

     In accordance with Hydril’s By-laws, approval of the appointment of independent public accountants will require the affirmative vote of holders of the majority of votes cast on this matter in person or by proxy. Accordingly, abstentions applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

     The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as Hydril’s independent public accountants for the year ending December 31, 2004. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

INDEPENDENT PUBLIC ACCOUNTANTS

Fees Paid to Deloitte & Touche LLP

     For the years ended December 31, 2002 and 2003, Deloitte & Touche LLP billed Hydril as set forth in the table below.

				All
Year	Audit Fees	Audit-Related Fees(1)	Tax Fees(2)	Other Fees(3)
2003	$555,800	$51,900	$137,000	$49,300
2002	497,000	31,060	123,810	0

(1)	For 2003, the amount represents fees for employee benefit plan audits and accounting research and consultation. For 2002, the amount represents fees for employee benefit plan audits.

(2)	The amounts represent fees for tax compliance and consulting, the majority of which were for tax compliance.

(3)	The amount represents consulting fees in connection with preparation for compliance with the requirements of the Sarbanes-Oxley Act.

Audit Committee Preapproval

     The Audit Committee preapproves all audit and permissible non-audit services provided by Deloitte & Touche LLP. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the preapproval of services provided by independent auditors. Under the policy, preapproval is generally provided on an annual basis and preapproval is detailed as to the particular service or category of services and each service is generally subject to a specific dollar limit based on the budgeted amounts. Further Audit Committee approval is required if a service was not covered by the preapproval or was covered, but would cause the applicable dollar limit to be exceeded. The Audit Committee may also preapprove particular services on a case-by-case basis. The Audit Committee’s policy provides that the Chairman of the Committee may preapprove services up to $10,000 each in the event approval is needed of a service which is not covered by the existing preapprovals and the engagement must be approved before the next scheduled Audit Committee meeting. The Chairman must report any such preapprovals to the Audit Committee at the next committee meeting.

ADDITIONAL INFORMATION

Inclusion of Stockholder Proposals in Company Proxy Materials for the 2005 Annual Meeting

     In order to be included in Hydril’s proxy materials for the 2005 annual meeting, Hydril must receive eligible proposals of stockholders intended to be presented at the annual meeting on or before December 9, 2004, directed to the Secretary of Hydril at the address indicated on the first page of this proxy statement. Stockholder proposals must be otherwise eligible for inclusion.

Advance Notice Required for Stockholder Nominations and Proposals

     Hydril’s By-laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. In order to be presented at the 2005 annual meeting, the By-laws require that written notice of director nominations by stockholders and any other proposal to be brought before the meeting by a stockholder be received by Hydril’s Secretary at its principal executive offices not less than 120 days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date; provided, however, that if the scheduled annual meeting date differs from the annual meeting date of the 2004 annual meeting of stockholders of Hydril by greater than 10 days, and if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, notice by such stockholder, to be timely, must be received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of Hydril or the day on which such public disclosure was made.

     In the case of nominations of director candidates, the written notice must set forth, for each person whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class or series of capital stock of Hydril beneficially owned by such person on the date of such notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors of Hydril, or that is otherwise required pursuant to Regulation 14A under the Securities Exchange Act (including, without limitation, the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as a director of Hydril if elected). In the case of proposals other than director nominations, the By-laws require that any such stockholder’s notice to the Secretary of Hydril shall set forth as to each matter such stockholder proposes to bring before the annual meeting (1) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (2) any material interest of such stockholder in such proposal. In the case of either a director nomination or a proposal, the notice must also include (i) the name and address, as they appear on Hydril’s books, of the stockholder giving the notice and any other stockholders of Hydril known by such stockholder to be in favor of such person being nominated or such proposal, as applicable, and (ii) the number of shares of each class or series of capital stock of Hydril beneficially owned by the stockholder giving the notice. A person shall be the “beneficial owner” of any shares of any class or series of capital stock of Hydril of which such person would be the beneficial owner pursuant to the terms of Rule 13d-3 of the Exchange Act as in effect on June 20, 2000.

     A copy of the By-laws of Hydril setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from Hydril’s Secretary at the address indicated on the first page of this proxy statement. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require Hydril to include the proposed nominee or proposal in Hydril’s proxy solicitation material.

     In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2004 annual meeting, notice must have been received by the Secretary of Hydril on or before January 19, 2004. Hydril received no such notice, and no stockholder director nominations or proposals will be presented at the annual meeting.

Annual Report on Form 10-K

     Hydril will provide to each stockholder, without charge and upon written request, a copy of its Annual Report on Form 10-K, including the financial statements, schedules and a list of exhibits. Any such written requests should be directed to Hydril Shareholder Relations at the address indicated on the first page of this proxy statement.

Annex A

HYDRIL COMPANY

Audit Committee Charter

Purpose

The Audit Committee of the Board of Directors (the “Committee”) is appointed by the Board to (i) oversee the accounting and financial reporting processes and audits of the financial statements of the Company and to assist the Board in monitoring the integrity of the company’s financial statements, (ii) assist the Board in overseeing the performance of the Company’s internal audit function and independent auditors, (iii) monitor the independence and qualifications of the firm of independent public accountants hired to audit the Company’s financial statements (the “independent auditors”) and (iv) review related party transactions.

The Committee shall perform such other functions, as requested by the Board or required by law or the rules of the Nasdaq Stock Market.

Membership and Meetings

The Committee shall consist of not less than three directors, each of whom shall serve at the discretion of the Board. The Committee’s composition shall meet the independence and experience requirements of the Nasdaq Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), which prescribes independence requirements for audit committees of companies listed on a stock exchange, and applicable rules and regulations of the Securities and Exchange Commission. Each member shall be able to read and understand fundamental financial statements, and at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication. The members of the Committee shall be appointed by the Board.

The Committee shall meet at least quarterly, with special meetings called as circumstances dictate, and shall meet periodically with management, the internal auditors and the independent auditors.

Oversight of the Independent Auditors

The Committee shall be directly responsible for the appointment, compensation, and retention of the independent auditor (subject, if applicable, to shareholder ratification) and the independent auditor shall report directly to the Committee. The Committee shall be directly responsible for the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee shall be responsible for reviewing the independence of the independent auditor.

The Committee shall preapprove, including through permitted delegation of authority or preapproval policies and procedures, all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the limited exception described in Section 10A(i)(1)(B) of the Exchange Act for non-audit services not recognized as such at the time of the engagement and which are approved by the Committee prior to the completion of the audit.

The Committee, to the extent it deems necessary or appropriate, shall:

•	Ensure that the independent auditors submit to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company, actively engage in a dialogue with the independent auditors with respect to any such disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and take or recommend that the Board take appropriate action in response to the written statement to satisfy itself of the independence of the independent auditors.

•	Monitor the rotation of the audit partners as required by law.

•	Oversee compliance with auditor independence rules regarding the Company’s hiring of employees or former employees of the independent auditor.

Financial Statement and Disclosure Matters

The Committee, to the extent it deems necessary or appropriate, shall:

•	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management and the independent auditor the Company’s quarterly financial statements.

•	Review and discuss reports from the independent auditor on:

–	All critical accounting policies and practices to be used.

–	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

–	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

•	Discuss with the independent auditor any matters brought to the Committee’s attention as a result of the application of the Statement of Auditing Standards No. 100 (Interim Financial Information).

•	Discuss with management and the independent auditors the design, quality and adequacy of the Company’s internal control over financial reporting.

•	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Prepare a report to shareholders as required by the SEC to be included in the Company’s annual proxy statement.

Internal Audit and Compliance Oversight Responsibilities

The Committee, to the extent it deems necessary or appropriate, shall:

•	Review the planned scope of the internal audit, significant reports to management prepared by the internal auditing department (and management’s responses) and the appointment or dismissal of the internal audit manager.

•	Obtain assurance from the independent auditor that the auditor is not required to make any disclosure to management or the Committee under Section 10A(b) of the Exchange Act (such section generally requires the independent auditor, if it detects or becomes aware of any illegal act, to, among other things, assure that the Audit Committee is adequately informed with respect to such illegal acts).

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management, the independent auditor and outside legal counsel any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies and any legal matters that may have a material impact on the financial statements.

Other Responsibilities and Powers

The Committee shall have the following additional responsibilities and powers:

•	The Committee shall review all related party transactions (the term “related party transaction” means any transaction required to be disclosed pursuant to Item 404 of Regulation S-K) for potential conflicts of interest. All such transactions must be approved by the Committee. Management is responsible for identifying for the Committee related party transactions that should be brought before the Committee for consideration.

•	The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

•	The Committee has the authority to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

•	The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee. The Company shall also provide for appropriate funding, as determined by the Committee, for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

•	The Committee shall provide regular reports of Committee activities to the Board.

•	At least annually, the Committee shall review and reassess the adequacy of this Charter. The Committee shall report the results of the review to the Board and, if necessary, recommend that the Board amend this Charter.

Oversight/Reliance and Related Matters

While the Committee has the responsibilities and powers set forth in this Charter, the Board and the Committee recognize that the Company’s management is responsible for preparing the Company’s financial statements and the external auditors are responsible for auditing those financial statements. Similarly, management is responsible for (i) identifying for the Committee any developments which may raise material issues regarding the company’s financial statements or accounting policies and legal matters that may have a material impact on the financial statements, (ii) the internal audit function, and (iii) identifying for the Committee potential related party transactions that should be brought before the Committee for consideration. Therefore, the Committee’s responsibility is in the nature of oversight. It is not the responsibility of the Committee to plan or conduct outside or internal audits, to determine that the Company’s financial statements are complete and accurate or are in accordance with generally acceptable accounting principles or to otherwise perform management’s responsibilities. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company’s financial statements or the work of the outside or internal auditors. Absent actual knowledge to the contrary (which shall be promptly reported to the Board), each member of the Committee shall be entitled to assume and rely upon (i) the integrity of those persons and organizations within and outside the Company from which it receives information, and (ii) the accuracy and completeness of the financial and other information provided to the Committee by such persons and organizations.

If any member of the Committee has been designated or identified either as an audit committee financial expert as defined in the rules and regulations promulgated by the Securities and Exchange Commission or is regarded as satisfying the financial sophistication requirements of the Nasdaq Stock Market specified in Marketplace Rule 4350(d)(2)(A), such designation, identification or circumstance shall not (i) be deemed to impose on such director any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such director as a member of the Committee and Board in the absence of such designation, identification or circumstance and (ii) affect the duties, obligations or liability of any other member of the Committee or Board.

[Form of Proxy Card Sent to Holders of Common Stock]

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HYDRIL COMPANY

     The undersigned hereby appoints Chris D. North and Andrew W. Ricks, and each of them, with power to act without the others, and with power of substitution, as proxies and attorneys-in-fact of the undersigned and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hydril Company Common Stock and Hydril Company Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 18, 2004 or any adjournment thereof, on the matters set forth on the reverse side and in their discretion, to vote upon such other business as may properly come before such Meeting, with all powers which the undersigned would possess if present at such Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE  ▲

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

FOR
Item 1.	Election of Directors:	all nominees
		(except as indicated	WITHHOLD AUTHORITY
	Nominees:	to the contrary below)	to vote for all nominees
	01 Kenneth S. McCormick 02 Christopher T. Seaver 03 Lew O. Ward	☐	☐

Authority withheld to vote for the nominees you list below:
(Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
Item 2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the year ending December 31, 2004.	☐	☐	☐

WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	☐

Signature	Signature	Date

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

▲ FOLD AND DETACH HERE  ▲

Holders of Common Stock may
Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/hydl		1-800-435-6710		Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

Holders of Class B Common Stock may vote only by mail.

[Form of Proxy Card Sent to Holders of Class B Common Stock]

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

HYDRIL COMPANY

     The undersigned hereby appoints Chris D. North and Andrew W. Ricks, and each of them, with power to act without the others, and with power of substitution, as proxies and attorneys-in-fact of the undersigned and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hydril Company Common Stock and Hydril Company Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 18, 2004 or any adjournment thereof, on the matters set forth on the reverse side and in their discretion, to vote upon such other business as may properly come before such Meeting, with all powers which the undersigned would possess if present at such Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE  ▲

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

FOR
Item 1.	Election of Directors:	all nominees
		(except as indicated	WITHHOLD AUTHORITY
	Nominees:	to the contrary below)	to vote for all nominees
	01 Kenneth S. McCormick 02 Christopher T. Seaver 03 Lew O. Ward	☐	☐

Authority withheld to vote for the nominees you list below:
(Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
Item 2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the year ending December 31, 2004.	☐	☐	☐

WILL ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	☐

Signature	Signature	Date

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

▲ FOLD AND DETACH HERE  ▲

Mark, sign and date your proxy
card and return it in the enclosed
postage-paid envelope.